Exhibit 10.101
ERIE INDEMNITY COMPANY
EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE
UNANIMOUS WRITTEN CONSENT OF COMMITTEE MEMBERS
All of the Members in office of the Erie Indemnity Company Employee Benefits Administration Committee (“EBAC”) hereby consent in writing to the adoption of the following resolution, with the same effect as if that resolution had been duly proposed and adopted at a meeting of the EBAC duly called and held in accordance with its charter.
This Unanimous Written Consent of Committee Members shall become binding when executed by all of the Committee Members.
The undersigned Members have executed this Unanimous Written Consent of Committee Members and have filed same with the Chairman of the Committee.
ERIE INDEMNITY COMPANY EMPLOYEE BENEFITS ADMINISTRATION
COMMITTEE
Amendment of Erie Insurance Group Retirement Plan for Employees (As Amended and Restated
Effective December 31, 2005)
WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees under an amendment and restatement effective as of December 31, 2005 (the “Plan”);
WHEREAS, the Plan provides that the Company may amend the Plan; and
WHEREAS, the Company has given authority to make certain amendments to its ERISA plans to the Erie Indemnity Company Employee Benefits Administration Committee (“EBAC”); and
WHEREAS, the EBAC wishes to amend the Plan as hereinafter set forth. The purpose of this Amendment is to reflect recent changes in Plan governance procedures and to make changes in connection with recent regulatory changes affecting tax-qualified plans. The provisions of this Amendment shall be effective as of the dates stated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as defined.
NOW, THEREFORE, the EBAC hereby amends the Plan as set forth below:

December 29, 2008	/s/ William D. Gheres
Member

December 29, 2008	/s/ Christina Marsh
Member

December 29, 2008	/s/ Barbara Stapf
Member

FIRST AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES
(As Amended and Restated Effective December 31, 2005)
1.	Effective January 1, 2008, Section 2.3 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“2.3	‘Administrator’ shall mean the administrative committee described in Article III of the Plan.”
2.	Effective January 1, 2008, Section 3.1 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“3.1	Pension Administrator
The Plan shall be administered by a committee that shall act as Plan Administrator. The initial members of the administrative committee have been appointed by the Board, effective January 1, 2008; provided, however, that such initial members, and any subsequent members of the administrative committee, shall serve at the pleasure of the Executive Council of the Company. Any individual who is a member of the administrative committee may resign by delivering his written resignation to the Executive Council of the Company. In the event of the death, resignation or removal of a member of the administrative committee, such Executive Council shall fill the vacancy. In making the appointment, the Executive Council shall not be limited to any particular person or group, and nothing herein contained shall be construed to prevent any Participant, director, officer, employee or shareholder of the Employers from serving as a member of the administrative committee. Members of the administrative committee will not be compensated from the Trust Fund for services performed in such capacity, but the Company will reimburse such individuals for expenses reasonably and necessarily incurred by them in such capacity.

Initial appointment by the Board is evidenced by a resolution of the Board. Appointment by the Executive Council of the Company shall be evidenced in a writing executed on behalf of the Executive Council. Copies of such writings shall be delivered to the Trustee and to such other persons as may require such notice.”
3.	Effective January 1, 2008, Section 3.2(o) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(o)	To exercise such other authority and responsibility as is specifically assigned to it under the terms of the Plan or the provisions of the Administrator’s charter and to perform any other acts necessary to the performance of its powers and duties.”
4.	Effective January 1, 2008, Section 9.1(b) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(b)	The Company may modify the Trust Agreement as provided therein to accomplish the purpose of the Plan. The Administrator may remove any Trustee and may select any successor trustee. Pensions under the Plan may alternatively be provided through the purchase of annuity contracts issued by an insurance company. In lieu of a Trust Agreement and Trust Fund, the Company may utilize a contract or contracts of insurance for the purpose of receiving and holding contributions made by the Company and for the purpose of paying pensions and other benefits provided by the Plan, and in such event the references hereunder to “Trust Agreement”, “Trustee” and “Trust Fund” shall be deemed to be references to “Insurance Contract”, “Insurance Carrier” and “Insured Fund” respectively.”

5.	Effective January 1, 2008, Section 9.1(d) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(d)	The Administrator shall perform such duties relating to the operation of the Trust Fund as it deems appropriate and shall perform the duties specified in this Section 9.1.

The Administrator shall have the following responsibilities:
(i)	to appoint and remove Trustees;

(ii)	to appoint investment managers;

(iii)	to select investment funds or other investments under the Plan;

(iv)	to allocate the duties and procedures for the Trustee and investment managers;

(v)	to establish an investment philosophy and goals for each of the investment managers;

(vi)	to monitor the Trustee with respect to servicing the Trust Fund in a fiduciary capacity; and

(vii)	to monitor the investment managers including, without limitation, their investment philosophies, goals, and rates of return.
The Administrator may, from time-to-time, designate another person to carry out any of the Administrator’s responsibilities under this Section 9.1. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.”
6.	Effective January 1, 2008, Section 10.1 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“10.1	Maximum Limitation Under Section 415(b) of the Code

This Section 10.1 is intended to comply with Code Section 415(b), the terms of which are incorporated herein by reference and this Section shall be so construed. Any provisions of the Plan to the contrary notwithstanding, benefits accrued and benefits payable under the Plan shall be subject to the following limitations, effective for limitation years on or after July 1, 2007:
(a)	In no event shall the annual benefit accrued, distributed or otherwise payable to any Participant exceed the Code Section 415 limit described in subsection (b). To the extent necessary to comply with Code Section 411(b), if the benefit the Participant would otherwise accrue in a limitation year would produce an annual benefit in excess of the Code Section 415 limit described in subsection (b), the benefit will be limited (or the rate of accrual reduced) to a benefit that does not exceed such limit.

(b)	The Code Section 415 limit is the lesser of (i) and (ii) below:
(i)	The dollar limitation set forth in Code Section 415(b)(1)(A), or

(ii)	100% of the Participant’s average annual Test Compensation for the three consecutive calendar years (or, if his period of employment is less than three years, for his entire period of employment) as a Participant during which he received the greatest aggregate Test Compensation.

(c)	In no event shall the limitations in subsection (b) be less than $10,000 if the Participant has not at any time participated in a defined contribution plan maintained by the Employer.

(d)	For purposes of the maximum limitation of this Article, all qualified defined benefit plans (whether or not terminated) maintained by an Employer or any Affiliate shall be treated as a single plan. For purposes of applying the limitations of Code Section 415, the terms ‘Employer’ and ‘Affiliate’ shall be construed in light of Code Sections 414(b) and 414(c), as modified by Code Section 415(h).

(e)	The dollar limitation described in paragraph (b)(i) above shall be increased by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d). Such adjustment factor shall be applied to Participants and to such items as the Secretary of the Treasury shall prescribe.

(f)	If the benefit payable to a Participant commences prior to age 62, the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) shall be the lesser of: (A) the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) multiplied by the ratio of the annual amount of the straight life annuity commencing at his Annuity Starting Date, over the annual amount of the straight life annuity commencing at age 62 (both determined without regard to the Code Section 415 limits), or (B) such limit, after the application of an actuarially equivalent reduction from age 62 to his age as of his Annuity Starting Date, using a 5% interest rate assumption and the applicable mortality table under Code Section 417(e)(3)(B). No adjustment shall be made to reflect the probability of a Participant’s death after the Annuity Starting Date and before age 62.

(g)	If the benefit payable to a Participant commences after age 65, the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) shall be the lesser of : (A) the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity payable to the Participant (ignoring accruals after age 65) using the actuarial adjustments in Section 11.6 over the annual amount of the straight life annuity that would have been payable at age 65, or (B) the dollar limitation specified under paragraph (b)(i) above as adjusted by subsection (e) actuarially increased using a 5% interest rate assumption and the applicable mortality table under Code Section 417(e)(3)(B). The probability of the Participant dying after age 65 and before the age at which the payment of benefits would commence shall not be taken into account in increasing the dollar limitation under this subsection (g).

(h)	The annual benefit is a retirement benefit under the Plan which is payable annually in the form of a single life annuity.
(i)	If the benefit payable to a Participant is not in the normal form of payment nor in the form of a qualified joint and survivor annuity, and it is not payable in a form to which Code Section 417(e)(3) applies, then the maximum annual amount determined under subsection (b) above shall be adjusted such that it is the greater of:
(A)	the actuarially equivalent straight life annuity commencing at the same Annuity Starting Date as the form of benefit payable to the Participant using the Plan’s factors for determining actuarial equivalence, and

(B)	the actuarially equivalent straight life annuity commencing at the same Annuity Starting Date as the form of benefit payable to the Participant using an interest rate of 5% and the applicable mortality table under Code Section 417(e)(3)(B).

(ii)	If the benefit is payable in a form to which Code Section 417(e)(3) applies, the actuarially equivalent straight life annuity benefit shall be the greatest of:
(A)	the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s factors for determining actuarial equivalence;

(B)	the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the applicable mortality table under Code Section 417(e)(3)(B); or

(C)	the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the applicable interest rate under Code Section 417(e)(3)(C) and the applicable mortality table specified in Revenue Ruling 2001-62, divided by 1.05.
(iii)	Notwithstanding the foregoing, for a benefit that has an Annuity Starting Date in 2004 or 2005, the actuarially equivalent straight life annuity benefit shall be the greater of:
(A)	the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s actuarial equivalence factors; or

(B)	the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the applicable mortality table for the distribution under Treasury Regulation Section 1.417(e)-1(d)(2).

Benefits with an Annuity Starting Date in 2004 shall be calculated in accordance with the requirements of Notice 2004-78, the terms of which are hereby incorporated by reference.
(i)	If the Participant has completed less than 10 years of Plan participation, the dollar limitation determined under paragraph (b)(i) above shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant’s number of years of Plan participation (or parts thereof) and the denominator of which is 10.

(j)	If the Participant has completed less than 10 years of Credited Service, the maximum amount determined under paragraph (b)(ii) and subsection (c) (without regard to paragraph (b)(i) above) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant’s number of years of Credited Service (or parts thereof) and the denominator is 10.

(k)	In no event shall the provisions of subsection (i) or subsection (j) above reduce the limitations in subsection (b) to an amount less than one tenth of such limitations, determined without regard to the provisions of subsection (i) and (j).

(l)	For purposes of applying the benefit limitations set forth herein, the ‘limitation year’ shall be the calendar year.”

7.	Effective December 31, 2007, Section 11.6 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“11.6	Actuarial Equivalence
Any determination of actuarial equivalence required by the provisions of this Plan, when not otherwise specified in the Plan, shall be made on the basis of the mortality table referenced in IRS Revenue Ruling 2001-62 (GAR `94) with an annual interest rate of 6%.”
8.	Effective January 1, 2008, Sections 12.1 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“12.1	Amendment and Termination of the Plan The Company hopes and expects to continue the Plan, but expressly reserves the right at any time and from time to time, without the consent of Participants;
(a)	to reduce or discontinue payments to the Plan;

(b)	to terminate the Plan;

(c)	to amend the Plan, retroactively or otherwise, in such manner as it may deem necessary or advisable in order to qualify the Plan and any trust established in conjunction therewith under the provisions of Sections 401(a) and 501(a) of the Code, or any similar Code provisions from time to time in effect;

(d)	to amend the Plan in any other respect, provided, however, that no such amendment shall forfeit or diminish the interest of any Participant in the Trust Fund to the extent that such interest has become vested in such Participant, except as may be permitted under the Code or ERISA.
Any such amendment to or termination of the Plan shall be evidenced by a written instrument adopted by the Board; provided, however, that the Administrator may adopt such amendments as shall fall within the limited amendment authority contained in the Administrator’s charter. Any such written instrument shall recite at which time the amendments contained therein shall become effective.

Promptly after an amendment of this Plan shall have become effective, the Company, or Administrator, as the case may be, shall cause a copy of such amendment to be filed with the Administrator and with the Trustee. The Administrator shall take such steps as it may deem appropriate and reasonable to communicate the amendment to Participants.”
Executed at Erie, Pennsylvania, this 29th day of December, 2008.
ERIE INDEMNITY COMPANY
By: /s/ James J. Tanous
Title: Executive Vice President, Secretary and General Counsel